Exhibit 5.1

DLA Piper LLP (US) One Atlantic Center 1201 West Peachtree Street, Suite 2800 Atlanta, Georgia 30309-3450 www.dlapiper.com

T 404.736.7800 F 404.682.7800

February 27, 2009

A.D.A.M., Inc.

10th Street, NE

Suite 525

Atlanta, Georgia 30309

Ladies and Gentlemen:

We serve as counsel to A.D.A.M., Inc., a Georgia corporation (the “Company”), and have been requested by the Company to render this opinion in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for registration of up to 250,000 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company that may be issued pursuant to the A.D.A.M., Inc. 2002 Stock Incentive Plan (the “Plan”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a) The Registration Statement;

(b) The articles of incorporation of the Company, as in effect on the date hereof (in the form attached to the Certificate (as defined below)) (the “Articles of Incorporation”);

(c) The By-Laws of the Company, as in effect on the date hereof (in the form attached to the Certificate) (the “By-Laws”);

(d) Resolutions adopted by the Board of Directors of the Company relating to the authorization of the filing of the Registration Statement, the issuance of the Shares and the approval of the Plan (in the form attached to the Certificate);

(e) The Plan;

A.D.A.M., Inc.

February 27, 2009

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(f) A good standing certificate for the Company, dated as of a recent date, issued by the Georgia Secretary of State; and

(g) A certificate executed by the Secretary of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or an entity, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Shares have been duly authorized and, when issued, sold and delivered as authorized by the Board of Directors and in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the laws of the State of Georgia. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any jurisdiction.

We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved common stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plan, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plan.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

A.D.A.M., Inc.

February 27, 2009

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We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA Piper LLP (US)